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                                                                  EXHIBIT 5.2(b)

Internal Revenue Service                        Department of the Treasury
District Director                               SegNr:  001124
Cincinnati Service Center                       Letter 835 (DO/CG)
P.O. Box 2508
Cincinnati OH  45201

                                                EMPLOYER IDENTIFICATION NUMBER:
                                                      22-3408857
Date: January 14, 1998                          DLN:
                                                      17007195034007
                                                PERSON TO CONTACT:
                                                      CINDY PERRY
                                                CONTACT TELEPHONE NUMBER:
LUCENT TECHNOLOGIES INC.                              (513) 241-5199
C/O KATHY A LAWLER ESQ                          PLAN NAME:
PITNEY HARDIN KIPP & SZUCH                            LONG TERM SAVINGS &
PO BOX 1945                                           SECURITY PLAN
MORRISTOWN, NJ  07962-1945                      PLAN NUMBER:
                                                      004


Dear Applicant:

We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

The enclosed document explains the significance of this favorable determination letter, points out some events that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

This determination is subject to your adoption of the proposed amendments submitted in your letter dated January 6, 1998. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

This determination letter is applicable for the plan adopted on September 18, 1996.

This plan satisfies the requirements of Code section 4975(e)(7).


Letter 835 (DO/CG)
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                                       -2-

LUCENT TECHNOLOGIES INC.

This plan has been mandatorily disaggregated , permissively aggregated, or restructured to satisfy the nondiscrimination requirements.

At your request, this determination letter does not express an opinion, and may not be relied on with respect to, whether the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations has been satisfied.

This plan satisfies the nondiscriminatory current availability requirements of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group consists of those employees treated as currently benefitting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

Except as otherwise specified this letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465 and by the Small Business Job Protection Act of 1996 (SBJPA), Pub. L. 104-108, other than the requirements of Code section 401(a)(26).

This letter considers the amendments required by the Tax Reform Act of 1986, except as otherwise specified in this letter.

We have sent a copy of this letter to your representative as indicated in the power of attorney.

If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                                Sincerely yours,

                                                /s/ C. Ashley Bullard

                                                District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
for Employee Benefit Plans


Letter 835 (DO/CG)